Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

THE TALBOTS, INC. ANNOUNCES RETIREMENT OF CHIEF MERCHANDISING OFFICER
HAROLD B. BOSWORTH, JR.

HINGHAM, Mass.—July 3, 2007--The Talbots, Inc. (NYSE: TLB) today announced that Harold B. Bosworth, Jr., Executive Vice President and Chief Merchandising Officer Talbots Brand, will retire after approximately 10 years with the Company effective July 27, 2007.

"Since joining the Company, Hal has been instrumental in successfully growing Talbots portfolio of brands, while maintaining our core classic offering,” said Arnold B. Zetcher, Talbots Chairman, President and Chief Executive Officer. “We are extremely grateful for his significant contributions to the Company as well as to the Talbots customer, and wish him all the best in his retirement.”

Mr. Zetcher continued, “We are gearing up for the fall season with a strong, classic product assortment ready to launch, and a solid merchandising team in place. I am confident that under the new leadership of recently appointed President and CEO Trudy Sullivan, a highly respected merchandising talent, Talbots is well-positioned to develop and execute the right merchandising strategies to best grow our portfolio of brands and continue to represent the retail destination for the 35+ customer.”

Mr. Bosworth, 57, joined Talbots in 1997 and most recently served as Executive Vice President, Chief Merchandising Officer Talbots Brand, responsible for merchandising for Talbots women’s businesses in stores, catalog and web, including Talbots Misses, Talbots Petites, Talbots Accessories & Shoes, Talbots Woman and Woman Petites, and Talbots Collection.

The Company has begun a search for the appropriate replacement.

The Talbots, Inc. is a leading international specialty retailer and a cataloger of women's, children's and men's apparel, shoes and accessories. The Company currently operates a total of 1,387 stores, in 47 states, the District of Columbia, Canada and the U.K., with 1,135 stores under the Talbots brand name and 252 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

FORWARD LOOKING STATEMENT

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “would yield,” or similar statements or variations of such terms. Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning integration costs, purchase-related accounting adjustments, acquisition synergies and, for each of our brands, store traffic, levels of store sales including meeting our internal plan and budget for regular-price selling and markdown selling for the indicated forward periods, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized. In each case, actual results may differ materially from such forward-looking information.

Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or statements in or accompanying this release.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.

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